UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2019

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2019, ANI Pharmaceuticals, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. The following matters, all of which were set forth in the Company’s proxy statement for the 2019 Annual Meeting (“Annual Meeting”), were voted on and approved by the Company’s stockholders. The voting results for each proposal are set forth below.

1.	The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified:

Nominee	For	Against	Abstained	Broker Non-Votes
1. Robert E. Brown, Jr.	5,650,310	2,536,944	1,838	1,788,839
2. Arthur S. Przybyl	7,990,690	196,358	2,044	1,788,839
3. Thomas Haughey	7,913,572	273,656	1,864	1,788,839
4. David B. Nash, M.D., M.B.A.	7,743,401	443,908	1,783	1,788,839
5. Thomas A. Penn	6,152,878	2,034,292	1,922	1,788,839
6. Patrick D. Walsh	7,913,046	273,969	2,077	1,788,839

2.	The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, as described in the proxy materials, was ratified and approved.

For	Against	Abstained	Broker Non-Votes
9,958,145	11,007	8,779	N/A

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance, and Chief Financial Officer
Dated: May 17, 2019